Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-143493, 333-117248 and 333-15711) of Gray Television, Inc. of our report dated June 25, 2008 relating to the December 31, 2007 financial statements of the Gray Television, Inc. Capital Accumulation Plan, which appears in this Form 11-K.

/s/ McGladrey & Pullen, LLP
Orlando, Florida
June 25, 2008

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